UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 13, 2008

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TACTICAL AIR DEFENSE SERVICES, INC.

(Exact name of registrant as specified in its charter)

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Nevada	333-79405	88-0455809
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

5318 Airport Dr. Denison, Texas 75201

(Address of Principal Executive Office) (Zip Code)

(972) 704-2115

 (Registrant’s telephone number, including area code)

100 Crescent Court, 7th Floor, Dallas, Texas 75201

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 8.01.

Other Events

As of March 12, 2008, the Company’s acting Principal Accounting Officer, Christopher Beck and a Special Committee have through an ongoing internal investigation relating to irregularities and discrepancies of past stock issuances, notes, warrants and option grants, have made a preliminary report to the board of directors and have determined that the company is in default in its obligations to a majority of its note holders. More specifically, the company is in default with regard to its secured creditors which have priority liens on company assets. As the company’s financial status is in critical need of capital to continue operation as a “going concern”, and in order to bring in interested investors, it will be necessary for the company to take action to have its note holders to voluntarily, or be made to involuntarily convert notes and warrants into common stock. The company will take measures to effectuate the exercise conversion of notes and warrants accordingly.  In absence of the conversion of notes and warrants, restructuring and relief of debt, the company may seek bankruptcy protection.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TACTICAL AIR DEFENSE SERVICES, INC.

By:	/s/ Christopher Beck
Christopher Beck Principal Accounting Officer

Date:  March 13, 2008